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                                                                     EXHIBIT 5.1

                                                                   10 June, 1999

Tyco International Ltd.
The Gibbons Building
10 Queen Street
Hamilton HM 11
Bermuda

Dear Sirs,

REGISTRATION STATEMENT ON FORM S-8

    We have acted as attorneys in Bermuda for Tyco International Ltd., a Bermuda limited liability company (the "Company") in connection with its filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement) with respect to a total of 52,235,169 of the Company's common shares US$0.20 par value per share (the "Shares") to be issued pursuant to the Tyco International Ltd. Long Term Incentive Plan.

    For the purposes of this opinion we have examined and relied upon the documents listed (which, in some cases, are also defined) in the Schedule to this opinion, (the "Documents").

ASSUMPTIONS

    We have assumed:

 (i) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have a material effect on any of the opinions herein expressed;

 (ii) the genuineness of all signatures on the documents which we have examined;

(iii) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents, of all documents produced to us as certified, conformed, notarised or photostatic copies;

 (iv) that all representations and factual statements appearing in the Registration Statement, the Plan and Board Resolutions are true, accurate and complete in all material respects;

 (v) that any awards granted under the Plan will be in consideration of the receipt by the Company prior to the issue of Shares pursuant thereto of either cash or services at least equal to the par value of such Shares;

 (vi) that the signature pages evidence the approval of all of the Directors of the Company of all matters relating to the Company set out in the Registration Statement.

(vii) that the benefit plans or other arrangements (the "acquired plans") of those companies acquired by the Company and listed on page 2 of the Registration Statement (the "acquired companies") pursuant to which options and other rights have been granted by the acquired companies and assumed by the Company under the Plan, have been approved by the directors and/or shareholders of the respective acquired companies to the extent required under the respective governing laws of the acquired plans.

(viii) that the Board Resolutions are in full force and effect and have not been rescinded, either in whole or in part, and accurately record either the resolutions passed by the Board of Directors of the Company at meetings which were duly convened and at which a duly constituted quorum was present and voting throughout or, in the case of the resolutions dated July 2, 1997, adopted by all the Directors of the Company as unanimous written resolutions of the Board.

 (ix) that when filed with the Securities and Exchange Commission, the Registration Statement will not differ in any material respect from the draft which we have examined;

 (x) that the information disclosed by the Searches has not been materially altered and that the Searches did not fail to disclose any material information which had been delivered for filing or registration, but was not disclosed or did not appear on the public file at the time of the Searches.
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OPINION

    Based upon and subject to the foregoing, and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that:-

    (1) The Company has been duly incorporated as a limited liability company and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to issue the Shares.

    (2) When duly issued pursuant to the Board Resolutions and the Plan all necessary action required to be taken by the Company pursuant to Bermuda law will have been taken by or on behalf of the Company and all the necessary authorisations and approvals of Governmental authorities in Bermuda have been duly obtained for the issue by the Company of the Shares.

    (3) When duly issued and paid for in accordance with the Board Resolutions and the Plan, the Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

    (4) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Shares.

RESERVATIONS

    We have the following reservations:-

(a) We express no opinion as to any other law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda as at the date hereof.

(b) In paragraph (1) above, the term "good standing" means that the company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

(c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the member holding such shares, that no such member shall be bound by an alteration in the Memorandum of Association, or Bye-Laws of the Company after the date on which he became a member, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the shares capital of, or otherwise to pay money to, the Company.

DISCLOSURE

    This opinion is addressed to you in connection with the registration of the Shares with the Securities and Exchange Commission solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matter stated herein.

    We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

    This opinion is to be governed by and construed in accordance with the laws of Bermuda.

Yours faithfully,

/s/ APPLEBY SPURLING & KEMPE

APPLEBY SPURLING & KEMPE
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                                    SCHEDULE

(1) a draft dated June 7, 1999 of the Registration Statement;

(2) a copy of the Restated Tyco International Ltd. Long Term Incentive Plan (the "Plan");

(3) the Certificate of Incorporation, Memorandum of Association and Bye-Laws of the Company (collectively referred to as the "Constitutional Documents");

(4) a certified copy of excerpts of (i) written resolutions of the Board of Directors of Tyco (then ADT Limited) adopted on July 2, 1997; and (ii) the minutes of the meetings of the Board of Directors of the Company held on 31 July; 1997, 10 December, 1997; 7 April, 1998; 18 May, 1998; 20 November,
    1998; and 12 May, 1999 (collectively referred to as the "Board
    Resolutions");

(5) a certified copy of excerpts of minutes of the meetings of the shareholders of the Company held on July 2, 1997; 27 March, 1998; and 1 April, 1999 (collectively referred to as the "Shareholders Resolutions");

(6) a copy of the pages of the Registration Statement as initially filed signed by all of the Directors of the Company (the "Signature Pages");

(7) excerpts from the Agreements and Plans of Merger in respect of INBRAND Corporation (dated as of May 12, 1997); Keystone International, Inc. (dated as of May 20, 1997; Holmes Protection Group Inc. (dated as of December 28,
    1997); United States Surgical Corporation (dated as of May 25, 1998); and AMP Incorporated (dated as of November 22, 1998) relating to the assumption by the Company of outstanding Stock options of the respective companies.

(8) a copy of the permissions dated 20 April, 1998 and 16 April, 1999 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of a total of 2,500,000,000 common shares of the Company;

(9) a certified copy of the Share Register of the Company reflecting the entries in respect of the members of the Company as at 31 May, 1999; and

(10) the entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, and the entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by searches done on 8 June, 1999 (collectively referred to as the "Searches").